EXHIBIT 99.1

Contact:  Terry L. Robinson

President & CEO

trobinson@northbaybancorp.com

707-252-5024

NEWS RELEASE

For Immediate Release

NORTH BAY BANCORP ANNOUNCES APPOINTMENT OF TWO NEW DIRECTORS

Napa, CA –October 26, 2006 - North Bay Bancorp (Nasdaq: NBAN), parent of The Vintage Bank and its division Solano Bank, today announced the appointment of Dennis G. Schmal and Gary C. Wallace to the Boards of Directors of North Bay Bancorp and its subsidiary, The Vintage Bank.  The appointments were effective October 21, 2006.

David Gaw, Chairman of the Board stated, “We are delighted for this opportunity to bring Dennis and Gary on to our Boards.  In the process for searching for a new director to replace Conrad Hewitt, who was appointed Chief Accountant of the Securities and Exchange Commission, we secured two exceptionally well qualified individuals.”

Mr. Schmal spent over 27 years as a partner with Arthur Andersen LLP specializing in the financial services sector with a concentration in banking.  Mr. Schmal retired from Arthur Anderson in 1999 and currently sits on the Board of Directors of several public companies.  Mr. Schmal is a Certified Public Accountant and a graduate of California State University, Fresno.

Mr. Wallace recently retired as a partner with KPMG LLP where he was employed since 1984.  He also specialized in the financial services sector with a concentration in banking.  Mr. Wallace is a Certified Public Accountant and a graduate of California State University, East Bay.

“While both of our new directors have strong banking industry credentials and qualify as financial experts, their respective backgrounds have sufficient diversity to provide our Boards with unique and complementary skills,” stated Terry Robinson, President and CEO of North Bay Bancorp.

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About North Bay Bancorp & The Vintage Bank

The Vintage Bank is a full-service commercial bank that offers a wide selection of deposit, loan and investment services. The Bank, which opened in January of 1985, is proud to celebrate 21 years of service and growth throughout the Napa Valley, Northern California's number one tourist destination and the nation's premier wine producing region, with six locations in Napa County, including offices in American Canyon, Gateway Industrial Park and St. Helena. The Solano Bank division, opened in 2000 as a separately chartered bank, has offices in Vacaville, Fairfield, Vallejo and Benicia. Solano County, projected to be the Bay Area's fastest growing County through year 2030, provides excellent growth opportunities for the Bank.

North Bay Bancorp was formed in 1999 as the holding company for The Vintage Bank. Its stock is publicly traded on the NASDAQ National Market under the symbol NBAN.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of North Bay Bancorp and its subsidiary. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of The Vintage Bank and its Solano Bank Division. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment on interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; (5) finalization of the year-end audit results; (6) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal control and (7) other risks detailed in the North Bay Bancorp reports filed with the Securities and Exchange Commission.

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